EXHIBIT 99.1

Citizens South Banking Corporation Announces Second Quarter 2012 Financial Results

GASTONIA, N.C., July 23, 2012 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the holding company for Citizens South Bank (the "Bank"), released its unaudited results of operations and other financial information for the three-month period ended June 30, 2012. The Company reported a net loss allocable to common shareholders totaling $716,000, or $0.06 per diluted share, for the quarter ended June 30, 2012, compared to net income available to common shareholders of $2.0 million, or $0.18 per diluted share, for the quarter ended June 30, 2011. The net income for the quarter ended June 30, 2011 was due to the $4.4 million pre-tax gain from acquisition relating to the April 2011 acquisition of New Horizons Bank.

Other highlights during the quarter included:

  Non-covered past due loans 30 to 89 days delinquent and still accruing interest totaled $1.8 million, or 0.31% of total non-covered loans, at June 30, 2012. This represents the lowest level that past due loans have been over the past three years and the sixth consecutive quarter that past due non-covered accruing loans have been less than 1.0% of total non-covered loans.
  The Bank's non-covered classified loans decreased by $2.0 million during the second quarter of 2012 to $30.1 million and non-covered classified assets, which includes both classified loans and other real estate owned, decreased by $2.5 million on a linked quarter basis to $41.6 million.
  On a linked quarter basis, nonperforming non-covered assets decreased by $1.9 million to $32.2 million, or 3.06% of total assets at June 30 2012, compared to 3.17% of total assets at March 31, 2012.
  The Company's pre-tax, pre-credit earnings increased to $3.6 million for the second quarter.
  The Company's net interest margin remains strong at 3.78% for the second quarter of 2012. This represents no change from the second quarter of 2011 and a 10 basis point decline from the previous quarter.

President Kim S. Price stated, "We are pleased that our credit quality metrics continue showing signs of improvement. Our operating results and credit trends are very much in line with the projections utilized in our merger analysis with Park Sterling Bank and we remain excited about the earnings capacity and balance sheet strength created by combining the two companies."

Second Quarter Financial Results:

Asset Quality

During the second quarter of 2012 the Company recognized net loan charge-offs of $1.9 million compared to net loan charge-offs of $6.4 million during the first quarter of 2012. These charge-offs resulted from re-valuations on some collateral properties and also from resolutions of problem assets where a portion of the loan was charged-off. The decrease in net charge-offs is largely the result of an internal loan review which was completed in the first quarter of 2012 and had resulted in a higher than normal level of charge-offs during the first quarter of 2012. The Company had an overall decrease in nonperforming non-covered assets from $34.0 million, or 3.17% of total assets at March 31, 2012, to $32.2 million, or 3.06% of total assets at June 30, 2012. This $1.8 million decrease was due to a $483,000 decrease in other real estate owned and a $1.4 million decrease in nonaccrual loans. Also, the Company's classified assets, which totaled $44.1 million at March 31, 2012, decreased by $2.5 million, or 5.6%, to $41.6 million at June 30, 2012.

Loans and Core Deposits

The Company experienced positive trends in local economic conditions and loan demand continues to improve gradually in its markets. Total non-covered loans increased by $7.8 million on a linked quarter basis, or 5.4% annualized. The Company originated $49.0 million in loans during the second quarter of 2012 compared to loan originations totaling $40.2 million during the first quarter of 2012. Management continues to focus on increasing business loans to the professional market, owner-occupied commercial real estate loans, and residential and personal loans. The Company's realigned lending team has been more effective in developing quality business relationships and the Company is on target with its Small Business Lending Fund initiative which has reduced the preferred stock dividend rate from 5.0% to 1.0%.

The Company continues to experience steady non-time core deposit growth. During the first half of 2012, non-time core deposits increased by $9.9 million, or 4.3% annualized.

Capital Position

The Company's capital position continues to be a source of strength. At June 30, 2012, the Bank's total risk-based, Tier 1 risk-based, and Tier 1 leverage capital ratios were 15.6%, 14.3%, and 9.6%, respectively, compared to 17.3%, 16.0%, and 9.4% respectively, at June 30, 2011. The Bank exceeded the regulatory minimum capital ratios to be considered well-capitalized by 156%, 238%, and 192% for total risk-based capital, Tier 1 risk-based capital, and Tier 1 leverage capital, respectively, at June 30, 2012.

Net Interest Income and Net Interest Margin

The Company's net interest income for the second quarter of 2012 decreased by $430,000, or 5.0%, as compared to the second quarter of 2011. The reason for this decline was a $46.1 million decrease in average interest-earning assets associated, in part, with the expected reduction of covered assets acquired in FDIC assisted transactions. The Company's net interest margin remained flat at 3.78% for the respective quarters. On a linked quarter basis, the Company's net interest margin decreased by ten basis points. This decrease was largely driven by the Company's higher than normal level of liquidity partly associated with our anticipated merger. Given the Company's high level of liquidity, coupled with strong core deposit growth, we have been able to repay maturing time deposits or reprice these time deposits at lower market rates at maturity.

Noninterest Income and Expense

Excluding the effects of the gain/loss from acquisition, which amounted to a loss of $175,000 for the second quarter of 2012 and a gain of $4.4 million for the second quarter of 2011, noninterest income increased by $1.4 million, or 48.9%, for the second quarter of 2012 compared to the second quarter of 2011.

Excluding valuation adjustments and other expenses on other real estate owned ($2.2 million for the second quarter of 2012 and $2.1 million for the second quarter of 2011) and acquisition and integration expenses ($566,000 for the second quarter of 2011), noninterest operating expense increased by $728,000, or 11.0%, during the respective second quarter periods. This increase was partly due to operating costs related to the Bank's acquisition of New Horizons Bank in April 2011 resulting in increased personnel and operating expenses. On a linked-quarter basis noninterest operating expense increased by $145,000, or 2.0%.

About Citizens South Banking Corporation and Citizens South Bank

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At June 30, 2012, the Company had $1.0 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, Fannin, and Gilmer counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC." The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under accounting principles generally accepted in the United States ("GAAP"), and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, our ability to continue to expand our small business lending and thereby reduce the dividend rate on our SBLF preferred stock, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011, describe some of these factors.

Important Tables Follow

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012		2011
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except share and per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 10,098	$ 10,528	$ 11,089	$ 11,308	$ 11,488
Interest expense	1,888	2,016	2,304	2,554	2,826
Net interest income - taxable equivalent	8,210	8,512	8,785	8,754	8,662
Less: Taxable-equivalent adjustment	47	59	65	62	69
Net interest income	8,163	8,453	8,720	8,692	8,593
Provision for loan losses	2,555	6,300	4,635	1,350	1,700
Net interest income after loan loss provision	5,608	2,153	4,085	7,342	6,893
Noninterest income	2,700	2,719	1,985	1,990	5,886
Noninterest expense	9,532	8,684	8,779	8,931	9,270
Net income (loss) before income taxes	(1,224)	(3,812)	(2,709)	401	3,509
Income tax expense (benefit)	(576)	(1,672)	(1,172)	28	1,213
Net income (loss)	(648)	(2,140)	(1,537)	373	2,296
Dividends and accretion of discount on preferred stock	68	122	767	247	256
Net income (loss) available to common shareholders	$ (716)	$ (2,262)	$ (2,304)	$ 126	$ 2,040

Per Common Share Data:
Net income (loss):
Basic	$ (0.06)	$ (0.20)	$ (0.20)	$ 0.01	$ 0.18
Diluted	(0.06)	(0.20)	(0.20)	0.01	0.18
Weighted average shares outstanding:
Basic	11,444,873	11,469,525	11,470,599	11,462,107	11,455,642
Diluted	11,444,873	11,469,525	11,470,599	11,462,107	11,455,642
End of period shares outstanding	11,506,324	11,506,324	11,506,324	11,506,324	11,506,324

Cash dividends declared	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01
Book value	5.99	6.04	6.27	6.44	6.44
Tangible book value	5.90	5.93	6.15	6.31	6.29

Selected Financial Performance Ratios (annualized):
Return on average assets	(0.27)%	(0.85)%	(0.85)%	0.05%	0.73%
Return on average common equity	(4.17)%	(12.86)%	(12.45)%	0.68%	11.00%
Noninterest income to average total assets	1.03%	1.02%	0.73%	0.72%	2.12%
Noninterest expense to average total assets	3.62%	3.25%	3.24%	3.23%	3.34%
Efficiency ratio	87.75%	77.73%	82.01%	83.61%	64.02%

Operating Earnings (Non-GAAP):
Net income (loss) available to common shareholders	$ (716)	$ (2,262)	$ (2,304)	$ 126	$ 2,040
(Gain) loss on acquisition, net of tax	106	--	(15)	29	(2,695)
Gain on sale of investments, net of tax	--	(405)	--	(67)	--
Other-than-temporary impairment on securities, net of tax	--	--	22	--	--
Acquisition and integration expenses, net of tax	--	--	584	86	345
Net operating income (loss)	$ (610)	$ (2,667)	$ (1,713)	$ 174	$ (310)

Operating net income (loss) per common share:
Basic	$ (0.05)	$ (0.23)	$ (0.15)	$ 0.02	$ (0.03)
Diluted	(0.05)	(0.23)	(0.15)	0.02	(0.03)

Pre-tax, pre-credit earnings (1)	$ 3,612	$ 3,543	$ 3,545	$ 3,545	$ 3,902

Operating return on average assets	(0.23)%	(1.00)%	(0.63)%	0.06%	(0.11)%
Operating return on average equity	(3.55)%	(11.72)%	(7.29)%	0.73%	(1.30)%
Operating efficiency ratio (2)	66.68%	68.13%	69.52%	67.52%	65.92%

(1) Calculated using net interest income plus noninterest income less noninterest expense adjusted for the following items: 1) gains or losses from acquisition or sale of investments or sale of other assets; 2) other-than-temporary impairment on securities; 3) amortization of intangible assets; 4) other real estate owned valuation adjustments and expenses; and 5) acquisition and integration expenses.
(2) Calculated by dividing noninterest expense by net interest income plus noninterest income excluding the following items: 1) gains or losses from acquisition or sale of investments; 2) other-than-temporary impairment on securities; 3) other real estate owned valuation adjustments and expenses; and 4) acquisition and integration expenses.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012		2011
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Credit Quality Information and Ratios:
Allowance for loan losses - beginning of period	$ 11,583	$ 11,713	$ 12,956	$ 12,742	$ 12,006
Add: Provision for loan losses	2,050	6,300	4,635	1,350	1,700
Less: Net charge-offs	1,898	6,430	5,878	1,136	964
Allowance for loan losses - end of period	$ 11,735	$ 11,583	$ 11,713	$ 12,956	$ 12,742

Assets not covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing	$ 1,812	$ 5,362	$ 4,933	$ 4,479	$ 5,687
Past due loans (30-89 days) to total non-covered loans	0.31%	0.92%	0.86%	0.77%	0.99%

Nonperforming non-covered loans:
One-to-four family residential	$ 4,230	$ 2,698	$ 2,407	$ 1,556	$ 1,406
Construction	--	--	--	--	--
Commercial land	3,169	3,852	2,631	3,176	3,167
Residential development	3,000	3,742	6,474	6,459	5,155
Other commercial real estate	8,489	8,924	4,173	6,602	10,306
Commercial business	945	1,086	168	306	201
Consumer	976	1,750	2,958	2,426	2,440
Total nonperforming non-covered loans	20,809	22,052	18,811	20,525	22,675
Other nonperforming non-covered assets	11,504	11,987	8,936	8,208	10,723
Total nonperforming non-covered assets	$ 32,313	$ 34,039	$ 27,747	$ 28,733	$ 33,398

Allowance for loan losses to total non-covered loans	2.00%	2.00%	2.04%	2.23%	2.22%
Net charge-offs to average non-covered loans (annualized)	1.30%	4.44%	4.07%	0.79%	0.66%
Nonperforming non-covered loans to non-covered loans	3.54%	3.80%	3.28%	3.53%	3.95%
Nonperforming non-covered assets to total assets	3.08%	3.17%	2.57%	2.61%	2.99%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	5.39%	5.75%	4.76%	4.87%	5.72%

Assets covered by FDIC loss-share agreements:
Past due loans (30-89 days) accruing (3)	$ 1,495	$ 2,726	$ 5,372	$ 6,430	$ 12,987
Past due loans (30-89 days) to total covered loans	1.16%	1.83%	3.36%	3.81%	7.34%

Total covered nonperforming loans (4)	$ 36,460	$ 40,582	$ 44,056	$ 37,074	$ 35,830
Other covered nonperforming assets	9,900	9,447	8,746	12,765	14,127
Total covered nonperforming assets	$ 46,360	$ 50,029	$ 52,802	$ 49,839	$ 49,957

Classified Assets (5)
Non-covered classified loans	$ 30,142	$ 32,146	$ 28,727	$ 35,357	$ 41,515
OREO and other nonperforming assets	11,504	11,987	8,936	8,208	10,723
Total classified assets	$ 41,646	$ 44,133	$ 37,663	$ 43,565	$ 52,238

Tier 1 capital	$ 100,586	$ 100,774	$ 102,539	$ 104,487	$ 105,088

Total classified assets to Tier 1 capital	41.40%	43.79%	36.73%	41.69%	49.71%

(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $13.7 million, $8.2 million, $7.0 million, $3.5 million and $1.9 million at June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, and June 30, 2012, respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $39.3 million $48.8 million, $55.4 million, $46.2 million and $41.4 million at June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, and June 30, 2012, respectively.
(5) Excludes loans and OREO covered by FDIC loss-share agreements.

Quarterly Financial Highlights (unaudited)	At and For the Quarters Ended
	2012		2011
	June 30	March 31	December 31	September 30	June 30
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.63%	4.75%	4.81%	4.84%	4.95%
Cost of funds	0.88%	0.92%	1.01%	1.11%	1.23%
Net interest rate spread	3.75%	3.83%	3.80%	3.73%	3.72%
Net interest margin (taxable equivalent)	3.78%	3.88%	3.84%	3.76%	3.78%

Selected End of Period Balances:
Loans covered by FDIC loss-share agreements	$ 128,874	$ 148,833	$ 159,688	$ 168,940	$ 177,047
Loans not covered by FDIC loss-share agreements	587,498	579,692	574,100	582,065	573,603
Total loans, net	716,372	728,525	733,788	751,005	750,650
Investment securities	100,635	121,411	147,899	132,443	156,328
Total interest-earning assets	872,256	890,456	895,003	913,910	927,463
Total assets	1,049,177	1,073,815	1,080,460	1,098,974	1,117,993
Noninterest-bearing deposits	95,512	97,437	88,077	87,413	82,305
Interest-bearing deposits	757,252	775,209	787,979	801,167	822,273
Total deposits	852,764	872,646	876,056	888,580	904,578
Total borrowings and other debt	99,724	104,080	103,939	105,778	108,011
Shareholders' equity	89,473	90,010	92,659	94,782	94,771

Selected Quarterly Average Balances:
Loans covered by FDIC loss-share agreements	$ 136,530	$ 154,344	$ 164,314	$ 173,755	$ 170,580
Loans not covered by FDIC loss-share agreements	582,263	579,224	578,083	576,846	583,294
Average loans, net	718,793	733,568	742,397	750,601	753,874
Investment securities	109,559	128,086	140,846	146,017	157,513
Average interest-earning assets	872,028	880,073	906,064	920,932	918,118
Average total assets	1,053,263	1,069,651	1,084,313	1,107,687	1,110,740
Noninterest-bearing deposits	93,126	90,024	87,770	84,001	81,617
Interest-bearing deposits	763,442	777,621	789,233	810,469	814,736
Average total deposits	856,568	867,645	877,003	894,470	896,353
Average borrowings and other debt	102,179	103,181	105,872	106,696	107,872
Shareholders' equity	89,472	91,057	94,028	94,711	95,116

Capital Ratios:
Total equity to total assets	8.53%	8.38%	8.58%	8.62%	8.48%
Tangible common equity to tangible assets	6.47%	6.36%	6.56%	6.61%	6.49%
Total Risk-Based Capital (Bank only)	15.59%	15.50%	15.60%	17.32%	17.29%
Tier 1 Risk-Based Capital (Bank only)	14.33%	14.25%	14.35%	16.06%	16.03%
Tier 1 Leverage Capital (Bank only)	9.62%	9.42%	9.44%	9.53%	9.42%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	June 30, 2012	December 31, 2011	Amount Change	Percent Change
(Dollars in thousands)

ASSETS
Cash and cash equivalents:	128,824	88,344	40,480	45.82%
Investment securities available for sale, at fair value	18,359	52,136	(33,777)	-64.79%
Investment securities held to maturity, at amortized cost	82,276	95,763	(13,487)	-14.08%
Federal Home Loan Bank stock, at cost	4,443	5,067	(624)	-12.31%
Presold loans in process of settlement	2,146	2,146	--	0.00%
Loans:
Covered by FDIC loss-share agreements	128,874	159,688	(30,814)	-19.30%
Not covered by FDIC loss-share agreements	587,498	574,100	13,398	2.33%
Loans, net of deferred fees and costs	716,372	733,788	(17,416)	-2.37%
Allowance for loan losses	(11,735)	(11,713)	(22)	0.19%
Loans, net	704,637	722,075	(17,438)	-2.41%
Other real estate owned	21,405	17,571	3,834	21.82%
Premises and equipment, net	25,396	25,888	(492)	-1.90%
FDIC loss share receivable	28,863	38,931	(10,068)	-25.86%
Accrued interest receivable	1,840	2,773	(933)	-33.65%
Bank-owned life insurance	18,723	18,978	(255)	-1.34%
Intangible assets	1,141	1,373	(232)	-16.90%
Other assets	11,124	9,415	1,709	18.15%
Total assets	$ 1,049,177	$ 1,080,460	$ (31,283)	-2.90%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$ 95,512	$ 88,077	$ 7,435	8.44%
Interest-bearing demand and savings	377,587	375,160	2,427	0.65%
Time deposits	379,665	412,819	(33,154)	-8.03%
Total deposits	852,764	876,056	(23,292)	-2.66%
Securities sold under repurchase agreements	7,554	9,787	(2,233)	-22.82%
Borrowed money	76,706	78,688	(1,982)	-2.52%
Subordinated debt	15,464	15,464	--	0.00%
Other liabilities	7,216	7,806	(590)	-7.56%
Total liabilities	959,704	987,801	(28,097)	-2.84%

Shareholders' Equity
Preferred stock	20,500	20,500	--	0.00%
Common stock	124	124	--	0.00%
Additional paid-in-capital	64,209	63,888	321	0.50%
Retained earnings, substantially restricted	4,647	7,854	(3,207)	-40.83%
Accumulated other comprehensive income (loss)	(7)	293	(300)	-102.39%
Total shareholders' equity	89,473	92,659	(3,186)	-3.44%
Total liabilities and shareholders' equity	$ 1,049,177	$ 1,080,460	$ (31,283)	-2.90%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30		Amount	Percent
	2012	2011	Change	Change
(Dollars in thousands, except per share data)

Interest Income:
Interest and fees on loans	$ 9,355	$ 10,329	$ (974)	-9.43%
Investment securities:
Taxable interest income	606	983	(377)	-38.35%
Tax-exempt interest income	25	69	(44)	-63.77%
Other interest income	65	38	27	71.05%
Total interest income	10,051	11,419	(1,368)	-11.98%
Interest Expense:
Deposits	1,121	1,981	(860)	-43.41%
Repurchase agreements	7	19	(12)	-63.16%
Borrowed money	680	753	(73)	-9.69%
Subordinated debt	80	73	7	9.59%
Total interest expense	1,888	2,826	(938)	-33.19%

Net interest income	8,163	8,593	(430)	-5.00%
Provision for loan losses	2,555	1,700	855	50.29%
Net interest income after provision for loan losses	5,608	6,893	(1,285)	-18.64%
Noninterest Income:
Service charges on deposit accounts	1,092	1,046	46	4.40%
Mortgage banking income	393	254	139	54.72%
Commissions on sales of financial products	67	69	(2)	-2.90%
Income from bank-owned life insurance	169	214	(45)	-21.03%
Gain (loss) from acquisition	(175)	4,418	(4,593)	-103.96%
Gain on sale of investments, available for sale	--	1	(1)	NA
Gain (loss) on sale of other assets	85	(338)	423	-125.15%
Other	1,069	222	847	381.53%
Total noninterest income	2,700	5,886	(3,186)	-54.13%
Noninterest Expense:
Compensation and benefits	3,902	3,806	96	2.52%
Occupancy and equipment	898	873	25	2.86%
Data processing and other technology	235	296	(61)	-20.61%
Professional services	308	249	59	23.69%
Advertising and business development	74	71	3	4.23%
Loan collection and other expenses	864	204	660	323.53%
Deposit insurance	(49)	361	(410)	-113.57%
Amortization of intangible assets	109	136	(27)	-19.85%
Office supplies	53	62	(9)	-14.52%
Telephone and communications	107	111	(4)	-3.60%
Other real estate owned valuation adjustments	1,784	1,476	308	20.87%
Other real estate owned expenses	388	596	(208)	-34.90%
Acquisition and integration expenses	--	566	(566)	-100.00%
Other	859	463	396	85.53%
Total noninterest expense	9,532	9,270	432	4.66%

Income (loss) before income tax expense (benefit)	(1,224)	3,509	(4,733)	-134.88%
Income tax expense (benefit)	(576)	1,213	(1,789)	-147.49%
Net income (loss)	(648)	2,296	(2,944)	-128.22%
Dividends on preferred stock	68	256	(188)	-73.44%

Net income (loss) allocable to common shareholders	$ (716)	$ 2,040	$ (2,756)	-135.10%

Earnings (Loss) per common share - basic	$ (0.06)	$ 0.18	$ (0.24)	-135.13%
Earnings (Loss) per common share - diluted	(0.06)	0.18	(0.24)	-135.13%

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Six Months Ended June 30		Amount	Percent
	2012	2011	Change	Change
(Dollars in thousands, except per share data)

Interest Income:
Interest and fees on loans	$ 19,002	$ 19,790	$ (788)	-3.98%
Investment securities:
Taxable interest income	1,343	1,776	(433)	-24.38%
Tax-exempt interest income	62	137	(75)	-54.74%
Other interest income	114	103	11	10.68%
Total interest income	20,521	21,806	(1,285)	-5.89%
Interest Expense:
Deposits	2,357	3,982	(1,625)	-40.81%
Repurchase agreements	14	37	(23)	-62.16%
Borrowed money	1,371	1,516	(145)	-9.56%
Subordinated debt	163	145	18	12.41%
Total interest expense	3,905	5,680	(1,775)	-31.25%

Net interest income	16,616	16,126	490	3.04%
Provision for loan losses	8,855	4,700	4,155	88.40%
Net interest income after provision for loan losses	7,761	11,426	(3,665)	-32.08%
Noninterest Income:
Service charges on deposit accounts	2,147	2,004	143	7.14%
Mortgage banking income	710	491	219	44.60%
Commissions on sales of financial products	153	136	17	12.50%
Income from bank-owned life insurance	338	397	(59)	-14.86%
Gain (loss) from acquisition	(175)	4,163	(4,338)	-104.20%
Gain on sale of investments, available for sale	664	1	663	NA
Gain (loss) on sale of other assets	(53)	(326)	273	-83.74%
Other	1,638	500	1,138	227.60%
Total noninterest income	5,422	7,366	(1,944)	-26.39%
Noninterest Expense:
Compensation and benefits	7,748	7,454	294	3.94%
Occupancy and equipment	1,806	1,701	105	6.17%
Data processing and other technology	491	530	(39)	-7.36%
Professional services	583	502	81	16.14%
Advertising and business development	142	125	17	13.60%
Loan collection and other expenses	1,116	494	622	125.91%
Deposit insurance	369	695	(326)	-46.91%
Amortization of intangible assets	231	275	(44)	-16.00%
Office supplies	112	132	(20)	-15.15%
Telephone and communications	213	207	6	2.90%
Other real estate owned valuation adjustments	2,784	1,984	800	40.32%
Other real estate owned expenses	858	597	261	43.72%
Acquisition and integration expenses	--	611	(611)	-100.00%
Other	1,767	1,638	129	7.88%
Total noninterest expense	18,220	16,945	1,757	10.37%

Income (loss) before income tax expense (benefit)	(5,037)	1,847	(6,884)	-372.71%
Income tax expense (benefit)	(2,249)	442	(2,691)	-608.82%
Net income (loss)	(2,788)	1,405	(4,193)	-298.43%
Dividends on preferred stock	190	512	(322)	-62.89%

Net income (loss) allocable to common shareholders	$ (2,978)	$ 893	$ (3,871)	-433.48%

Earnings (Loss) per common share - basic	$ (0.26)	$ 0.08	$ (0.34)	-433.78%
Earnings (Loss) per common share - diluted	(0.26)	0.08	(0.34)	-433.78%
CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com